Exhibit 99.1

SeraCare Life Sciences Announces Decision to Explore Strategic Alternatives, Including Possible Sale of the Company

MILFORD, Mass., August 1, 2011 – SeraCare Life Sciences, Inc. (NASDAQ: SRLS), a global life sciences company providing vital products and services to facilitate the discovery, development and production of human diagnostics and therapeutics, today announced that its Board of Directors has initiated a process to explore and evaluate potential strategic alternatives for the Company to enhance shareholder value, which may include a sale or other transaction.

As previously announced, Lazard is providing advisory services to the Board of Directors.

SeraCare has not made a decision to pursue any specific transaction or other strategic alternative, so there can be no assurance that the exploration of strategic alternatives will result in a sale of the Company or in any other transaction. There is no set timetable for the process. SeraCare does not intend to provide updates or make any further comments regarding the evaluation of strategic alternatives unless a specific transaction is recommended by the Board of Directors.

About SeraCare Life Sciences, Inc.:

SeraCare serves the global life sciences industry by providing vital products and services to facilitate the discovery, development and production of human diagnostics and therapeutics. SeraCare’s innovative portfolio includes diagnostic controls, plasma-derived reagents and molecular biomarkers, biobanking and contract research services. SeraCare's quality systems, scientific expertise and state-of-the-art facilities support its customers in meeting the stringent requirements of the highly regulated life sciences industry.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about SeraCare Life Sciences, Inc. ("SeraCare" or the "Company"). All statements regarding our strategic plans and the potential for future transactions are forward-looking statements. In addition, forward-looking statements include statements in which we use words such as "expect," "believe," "anticipate," "intend," or similar expressions. Actual results may differ materially from those reflected in the forward-looking statements. Factors that could cause our actual results to differ from the expectations reflected in the forward-looking statements in this press release include, but are not limited to, uncertainty regarding the length or complexity of the process, the possibility that the process will not lead to any transaction, the potential that the process will distract the attention of our Board of Directors and management from our business, the potential that we will incur significant expenses pursuing one or more transactions unsuccessfully, the risk that our pursuit of strategic alternatives will impair our relationships with customers, suppliers and employees, the risk that announcements regarding the process will disappoint analysts and investors and cause our stock price to decline, the risk of claims or other litigation arising from our pursuit of strategic opportunities, and the potential that the pursuit of strategic alternatives will otherwise have a material adverse effect on our business, results of operations and financial condition. Many of these factors are beyond our ability to control or predict.

Contacts:

Gregory A. Gould
Chief Financial Officer
SeraCare Life Sciences, Inc.
508-244-6400

Scott Deitz
Senior Vice President
Fleishman-Hillard Inc.
314-982-8748